EXHIBIT 10o2


                             GALLAHER LIMITED

                      MEMBERS HILL   BROOKLANDS ROAD
                       WEYBRIDGE   SURREY   KTI3 OQU
                          TELEPHONE: 0932-859777
              FACSIMILE: 0932 859777 EXT. 2233   TELEX: 25505




Mr P M Wilson                      20th September 1991
Weybridge

Dear Mr Wilson

THE GALLAHER "M" AND "S" PENSION SCHEMES (THE "PENSION SCHEMES")
- ----------------------------------------------------------------

Your benefits were as set out in my letter to you of 31st October 1986 and in the schedule to that letter, subject however to the amendments contained in my letter of 22nd December 1987 (which related to the definitions of "Pensionable Pay" and "Basic Annual Salary" and to the "S" scheme becoming non-contributory) and my letter of 21st May 1990 (which related to the lump sum death benefit).

This letter confirms that you are a member of the Pension Schemes and the schedule hereto sets out the benefits under those schemes which are applicable to you. This letter and its schedule are in substitution for those referred to above dated 31st October 1986, 22nd December 1987 and 21st May 1990. Apart from consolidating the previous schedule and its amendments, the new schedule is fuller and a comprehensive statement of your Company pension benefits.

In consideration of your agreeing to the terms of this letter and the schedule hereto and of your continued services to Gallaher Limited (and notwithstanding anything in your employment contract with Gallaher Limited or under either of the Pension Schemes to the contrary), Gallaher Limited agrees and undertakes to and with you as follows:

     (a) subject to (b) and (c) below, it shall be a term of your contract of employment that benefits are and continue to be provided for or in respect of you as set out in the schedule hereto on a non-contributory basis;

     (b) not to exercise and to procure that there is not exercised any power or discretion under the Pension Schemes (or either of them) so as to affect materially and adversely the benefits payable, or prospectively or contingently payable, under the Pension Schemes to or in respect of you unless the power or discretion is being exercised either (i) with your prior consent in writing or (ii) in order to comply with any applicable law, regulation or requirement or (iii) to terminate the Pension Scheme (in which event (c) below shall apply);

     (c) in the event of either of the Pension Schemes being terminated, to provide a replacement scheme on terms no less favourable to you overall than those applicable to you under the Pension Scheme immediately prior to its termination (and the provisions of this letter shall apply to any such replacement scheme as if it were one of the Pension Schemes).

Please confirm your agreement to the terms of this letter and the schedule hereto by signing and returning to me the enclosed copy of this letter.

Yours sincerely
for and on behalf of
Gallaher Limited

B. Rudd

Secretary



I hereby agree to the terms of the above letter and the schedule thereto of which this is a copy.

      P.M. WILSON             Date     23 SEPTEMBER 91
- -------------------------          ------------------------
P M Wilson


































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

                  THE GALLAHER 'M' & 'S' PENSION SCHEMES

                  --------------------------------------

                    Schedule of benefits applicable to

                                P M WILSON

                   -------------------------------------



1.  INTRODUCTION

This schedule describes the principal benefits payable under the Gallaher 'M' and 'S' Pension Schemes.

Standard benefits will be paid under the 'M' Scheme. In addition, the lump sum death in service benefit under the 'M' Scheme will be increased to the level described under paragraph 8(a). The rest of your benefits will be provided through the 'S' Scheme.

The benefits are subject to the Inland Revenue limits for approval of the schemes under the Income and Corporation Taxes Act 1988.

2.  DEFINITIONS

In this schedule -

"COMPANY" means Gallaher Limited;

"FINAL PENSIONABLE PAY" means the greater of -

     (a) 105% of basic salary for the last l2 months of your employment with the Company; and

     (b)  70% of the sum of -

           (i) 105% of basic salary for the last l2 months of your employment with the Company; plus

          (ii) any Incentive Payments received during that 12 month period (or, if greater, the annual average of the Incentive Payments received in the best 5 consecutive years out of the 10 year period ending on the last day of your employment with the Company);

less such sum (if any) as the Trustee decides is appropriate in light of the state pension.

Notes

     (i)  the deduction in respect of the state pension is currently
          (L)470;

    (ii) the Company may vary the percentage in (a) and (b)(i) (currently 105%) from time to time but any reduction shall not operate so as to make the amounts referred to in those paragraphs less than they would have been had the reduction not been made and had your basic salary continued at the rate in force immediately prior to the reduction being made; and

    (iii) if you continue in employment after Normal Retirement Date paragraph 6 applies.

"GROUP SERVICE" means employment with the Company or any other member of the Gallaher Group of Companies, which shall be deemed to have commenced on 6th October 1969.

"INCENTIVE PAYMENT" means on and after 1st July 1986 a payment by the Company under the Gallaher Executive Incentive Plan and before 1st July 1986 a payment not made directly by the Company in respect of service for the Company. In this connection -

     (a) where the Incentive Payment received in any period of 12 months is to be ascertained and more than one Incentive Payment is received during that 12 month period, the Incentive Payment received during that 12 month period shall be deemed to be the amount which the Trustee, after consulting the Company, considers to be equitable; and

     (b) the amount of the last Incentive Payment received before the earlier of Normal Retirement Date and your employment with the Company ending shall be increased by the amount (if any) by which that Incentive Payment falls short of the next following Incentive Payment.

"'M' SCHEME" means the Gallaher 'M' Pension Scheme.

"NORMAL RETIREMENT DATE" means the first day of the month coinciding with or otherwise next following your 60th birthday.

"RULES" means the rules as amended from time to time of either or both of the 'M' Scheme and the 'S' Scheme, as the context requires.

"'S' SCHEME" means the Gallaher 'S' Pension Scheme.

"TRUSTEE" means the trustee of the 'S' Scheme.

3.  RETIREMENT AT NORMAL RETIREMENT DATE

On retiring from the Company at Normal Retirement Date you will be entitled to an annual pension equal to two-thirds of Final Pensionable Pay.

4.  ILL-HEALTH RETIREMENT

If you are suffering from a permanent incapacity (and this is shown to the Trustee's satisfaction), you may retire from the Company before Normal Retirement Date with an annual pension equal to two-thirds of Final Pensionable Pay multiplied by Group Service completed and divided by Group Service which would have been completed had it continued to Normal Retirement Date.



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

5.  VOLUNTARY EARLY RETIREMENT

With the consent of the Company you may retire from the Company at any time on or after your 50th birthday and draw an immediate pension. Your pension will be calculated in the same way as an ill-health early retirement pension (see 4 above) but will then be reduced by such amount as the Trustee on actuarial advice considers appropriate to allow for early payment.

6.  LATE RETIREMENT

You may only continue in Group Service after Normal Retirement Date if the Company agrees. If you do so you will have the choice of whether to remain in pensionable service or not. If you remain in pensionable service, your pension will be based on your Final Pensionable Pay when you retire and you will continue to be covered for death in service benefits (see 9 below). If, however, you terminate your pensionable service your pension will be based on your Final Pensionable Pay as at Normal Retirement Date and cover for death in service benefits will cease. Payment of your pension will then be deferred until you retire or you may start drawing your pension and/or exercising the cash option before retirement at any time after Normal Retirement Date. Your pension will be increased actuarially in respect of any period of deferment.

7.  OPTION ON RETIREMENT

On retirement you may exchange part of your pension for -

     (a)  a lump sum and/or

     (b)  a dependant's pension.

8.  DEATH IN SERVICE BEFORE NORMAL RETIREMENT DATE

If you die while in the Company's service before Normal Retirement Date, there will be payable -

     (a)  LUMP SUM

          a lump sum equal to the greater of -

           (i) four times the annual rate of basic salary at the date of death; and

          (ii) three times 70% of the sum of -

               (A) 105% of the annual rate of basic salary at the date of death; plus

               (B) any Incentive Payments received during the 12 month period ending on the date of death (or, if greater, the annual average of the Incentive Payments received in the best 5 consecutive years out of the 10 year period ending on the date of death)



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

          (Note - the Company may vary the percentage in (ii)(A) (currently, 105%) from time to time but any reduction shall not operate so as to make the amount referred to in (ii)(A) less than it would have been had the reduction not been made and had your basic salary continued at the rate in force immediately prior to the reduction being made).

     (b)  WIDOW'S AND CHILDREN'S PENSIONS

          a widow's pension of one-third of Final Pensionable Pay plus children's pensions in accordance with the Rules.

          (Note - the widow's pension will be reduced if your widow is more than 10 years younger than you and may be terminated if she remarries before age 60).

9.  DEATH IN SERVICE ON OR AFTER NORMAL RETIREMENT DATE

If you die before retiring but after Normal Retirement Date -

     (a)  if your pensionable service was continuing after Normal
          Retirement Date (see 6 above) benefits will be payable under 8 above just as if you had died before Normal Retirement Date but will be based on your applicable earnings level at death;

     (b) if, however, your pensionable service had terminated, benefits will be payable just as if you had retired immediately prior to your death.

10.  DEATH IN RETIREMENT

If you die after retiring there will be payable -

     (a) if you die within 5 years from the date of retirement, a lump sum equal to the value of the pension payments which would have been made over the balance of that 5 year period had you survived; and

     (b) a widow's pension equal to 50% of your pension at the date of death plus children's pensions in accordance with the Rules.

          (Note - if you are receiving a reduced pension on account of having exercised the cash option, the widow's pension will be based on the full pension which you would have been receiving had you not exercised that option. The pension will be reduced if your widow is more than 10 years younger than you. The widow's pension will not be paid if you married after the earlier of the date of retirement and Normal Retirement Date unless the Company otherwise decides).

11.  LEAVING SERVICE

     (a)  DEFERRED PENSION

          On leaving the Company before Normal Retirement Date, you will be entitled to a pension starting at Normal Retirement Date, equal to two-thirds of Final Pensionable Pay multiplied by Group

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

          Service completed and divided by Group Service which would have been completed had it continued to Normal Retirement Date.

          The pension will be increased up to Normal Retirement Date in accordance with statutory requirements.

     (b)  TRANSFER OPTION

          Alternatively, if you leave the Company more than one year before Normal Retirement Date you may transfer the cash equivalent of the deferred pension to an approved scheme of your new employer or to an appropriate personal pension scheme or a suitable insurance policy.

12. WITHDRAWAL FROM SERVICE FOLLOWING A CHANGE OF CONTROL OF THE COMPANY

     (a)  PENSION ENTITLEMENT

          If

          (i) the Company ceases to be beneficially owned (directly or indirectly) to the extent of at least 50% by American Brands Inc; and

          (ii) within three years from the event referred to at (i) occurring either -

     (A) your employment with the Company terminates for either of the following reasons -

          (1) termination by the Company (with or without notice or a payment in lieu of notice) other than in circumstances where the Company is entitled to terminate your employment lawfully without notice and without payment in lieu of notice; or

          (2) termination by yourself (with or without notice) in circumstances such that you are entitled to terminate your employment without notice; or

     (B) your ceasing to be employed by the Company on the undertaking of the Company being transferred to another person;

     you will be entitled to a pension payable from the day next following the date upon which your employment with the Company ends if you have then attained age 50 but otherwise from your 50th birthday. When your pension starts it will be payable at an annual rate of two-thirds of Final Pensionable Pay reduced by the applicable percentage ascertained from the following table -








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

     AGE ON CEASING TO BE     PERCENTAGE
     IN COMPANY'S EMPLOYMENT
     -----------------------  ----------
          59                          nil
          58                          nil
          57                          nil
          56                          5
          55                          10
          54                          15
          53                          20
          52                          24
          51                          28
          50 or under                 31

     It is intended that your pension will increase during any period of deferment on a similar basis as applies to pensions payable from normal pension age in accordance with Schedule 1A to the Social Security Pensions Act 1975. Therefore, if your employment with the company ends before your 50th birthday, the provisions for revaluation contained in Schedule 1A to the Social Security Pensions Act 1975 shall apply as if your normal pension age was 50.

     (b)  DEFERMENT OPTION

          As an alternative to taking an immediate pension or a pension from age 50 (as the case may be) you may elect to defer payment of your pension up to age 60. Your pension will be increased actuarially in respect of any period of deferment after attaining age 50. If you die while your pension is being deferred, benefits will be payable in respect of you just as if you had retired immediately prior to the date of your death and in the event of your dying before attaining age 50 just as if you had attained that age when you died except that no account shall be taken of any revaluation of your pension after the date of your actual death.

     (c)  TRANSFER OPTION

          While your pension is being deferred as above you may transfer the cash equivalent of the benefits payable to or in respect of you to an approved scheme of your new employer or to an appropriate personal pension scheme or a suitable insurance policy.

13.  PENSION INCREASES

Pensions in payment are reviewed by the Trustee at least once a year. Any discretionary increases are subject to the approval of the Company. It is guaranteed that the level of increase will not be less than 2% or the percentage increase in the cost of living, whichever is less.

14.  ADDITIONAL BENEFITS

Any benefits secured by voluntary contributions or by the surrender of bonus or salary will be provided in addition to the benefits described above.

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

15.  MISCELLANEOUS

Your employment is contracted-out of the State earnings related pension scheme by reference to the 'M' Scheme.

You will not be required to contribute to either scheme. The Company contributes at the rate recommended by the actuary. It may terminate its contributions at any time.

The benefits described above are those payable before the exercise of any option available under either the 'M' Scheme or the 'S' Scheme, such as converting pension to cash. It is assumed that the benefits under the two schemes will start at the same time and that a transfer is not made in respect of the benefits under one of the schemes but not the other. However, if this is not the case, the benefits under the 'S' Scheme will be appropriately adjusted by the Trustee on actuarial advice.

You may not assign or charge your benefits in any way. They may be reduced on account of any debt of yours to the Company arising from a criminal, negligent or a fraudulent act or omission.

Either scheme may be varied at any time in accordance with the Rules. The Company may also terminate either scheme.


































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